Exhibit 99.16(16)

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Lawrence H. Kaplan, Lawrence B. Stoller, Thomas R. Phillips, and Brooke A. Fapohunda, each of them, with full power to act without the other, his or her true lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all Registration Statements on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Target Fund	Acquiring Fund
Lord Abbett Research Fund, Inc. – Lord Abbett Classic Stock Fund	Lord Abbett Research Fund, Inc. – Lord Abbett Calibrated Dividend Growth Fund

Signature	Title

/s/ E. Thayer Bigelow	Chairman and Director
E. Thayer Bigelow

/s/ Daria L. Foster	President, CEO and Director
Daria L. Foster

/s/ Robert B. Calhoun, Jr.	Director
Robert B. Calhoun, Jr.

/s/ Evelyn E. Guernsey	Director
Evelyn E. Guernsey

/s/ Julie A. Hill	Director
Julie A. Hill

/s/ Franklin W. Hobbs	Director
Franklin W. Hobbs

/s/ James M. McTaggart	Director
James M. McTaggart

/s/ James L.L. Tullis	Director
James L.L. Tullis

Dated: June 6, 2013